EXHIBIT 23(j)(1)
            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 17, 2005, relating to the financial statements and financial highlights which appears in the December 31, 2004 Annual Report to Shareholders of each of the 26 series (each a series) (constituting The Phoenix Edge Series Fund), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Non-Public Holdings Information", "Independent Registered Public Accounting Firm", and "Financial Statements" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
April 21, 2005